PURCHASE AGREEMENT
                       ------------------

     THIS PURCHASE AGREEMENT is made as of October 28, 1999, by and between (See Exhibit "A") ("Buyer"), whose address is 400 East South Street, Suite 500 Orlando, Florida 32801-2878 and VICORP RESTAURANTS, INC., a Colorado corporation, whose address is 480 West 48th Avenue, Denver, Colorado 80216.

                     PRELIMINARY STATEMENT

     WHEREAS, (See Exhibit "A") ("Buyer") and Seller have entered into that certain Commitment (the "Commitment") dated July 28, 1999 given by Buyer and accepted by Seller on July 30, 1999, as amended on August 12, 1999, for the purchase, sale and leaseback of certain properties; and

     WHEREAS, Seller is the owner of that certain parcel of real estate described on Exhibit "A" attached hereto (hereinafter referred to as the "Property"), which Buyer desires to purchase and to lease to Seller pursuant to the Commitment and that certain Lease Agreement described therein (hereinafter referred to as the "Lease"), and Buyer and Seller have entered into this Agreement for such purchase and as a part of the obligations of Buyer and Seller under the Commitment.

                           AGREEMENT

     In consideration of the mutual covenants and provisions of this Agreement, Buyer and Seller agree as follows:

1. Commitment. In the event of a conflict between the terms of this Purchase Agreement and the Commitment, the terms of the Commitment shall prevail. In the event of any conflict between the terms of the Commitment and the Lease, the Lease shall prevail.

2. Definitions. The following terms shall have the following meanings for all purposes of this Agreement.

          "Buyer" means (See Exhibit "A"), and/or its affiliates.

          "Closing Date" means the date specified in Section 5.

          "Commitment" means that certain Commitment dated July
28, 1999, as amended, given by CNL and accepted by Seller on July
30, 1999.

          "Escrow Agent" means First American Title Insurance Company.

          "Lease" means the Lease Agreement in the form approved pursuant to the terms of the Commitment Letter.

          "Property" means the parcel of real estate described on Exhibit "A" attached hereto, together with all buildings, fixtures and other improvements now located thereon or to be constructed thereon but specifically not including any items described on Exhibit "B" attached hereto.

          "Purchase Price" means the amount set forth in
Section 4 of this Agreement.

          "Seller" means VICORP RESTAURANTS, INC., a Colorado corporation.

          "Title Company" means Lawyers Title Insurance
Corporation, First American Title Insurance Company, or another national title insurance company acceptable to Buyer.

          "Title Commitment" means the title insurance commitment for the Property provided to Buyer from Title Company, in accordance with the terms of the Commitment.

3. Purchase and Sale of the Property. On the terms and subject to the conditions set forth in this Agreement, Seller shall sell and Buyer shall purchase the Property, and Buyer and Seller shall enter into a Lease by which Buyer shall lease to Property to Seller.

4. Purchase Price. The Purchase Price for the Property shall be (total purchase price all locations $29,390,906.00), plus closing adjustments in accordance with the Commitment, which shall be payable in cash or via wire transfer on the Closing Date.

5. Closing Date. The Closing Date for this Agreement shall be on or before thirty (30) days following the date of last execution hereof by Buyer and Seller.

6. Condition of Title. Buyer shall be provided with the Title Commitment from the Title Company in the form and at or prior to the time required by the Commitment, together with copies of all exceptions and requirements listed therein. Buyer shall be satisfied with the condition of title to the Property, as determined in its reasonable discretion.

7. Seller's Delivery of Certain Documents. As a condition to Buyer's obligation to purchase the Property, Seller shall have performed all obligations required of it pursuant to the terms of the Commitment and Buyer shall have determined, in its reasonable discretion, that the Property complies with the terms of the Commitment.

8.   Closing.  On or before the Closing Date:

     A.    Seller's Closing Documents.  With respect to each
Property, Seller shall deliver to Title Company or Buyer, as may be appropriate:

          (i) a Special Warranty Deed, duly executed by Seller, free of all liens, encumbrances, restrictions, encroachment and easements, except for any exceptions permitted by Buyer;

          (ii)  an executed and acknowledged Lease;

          (iii) an executed and acknowledged Memorandum of Lease;

          (iv) written confirmation to Title Company directing it to close this transaction; and

          (v) such other documents and affidavits as Buyer or the Title Company may reasonably require or as may be required by the terms of the Commitment, including without limitation, appropriate corporate certificates of status and authorizing resolutions for Seller.

     B.   Buyer.

          (i) Deposit of Funds. Buyer shall deposit the Purchase Price in escrow with Title Company, together with any other amounts required to be paid by Buyer pursuant to the terms of this Agreement.

          (ii) Buyer's Closing Documents. Buyer shall deliver to Title Company or Seller, as may be appropriate:

               (a)  an executed and acknowledged Lease;

               (b)  an executed and acknowledged Memorandum of Lease;

               (c)  written instructions to Title Company
                    directing it to close this transaction; and

               (d)  such other documents as Seller or the Title
                    Company may reasonably require or as may be required by the terms of the Commitment.

     All closing documents shall be dated as of the Closing Date.

9. Costs and Expenses. Seller and Buyer agree to pay their respective costs as specified in the Commitment, including without limitation, title insurance premiums and fees, survey costs, recording fees, stamp taxes and transfer fees. Taxes, assessments and other charges shall not be prorated as of the Closing Date but shall be borne by Seller, as Lessee, under the Lease.

10. Escrow Agent. Seller and Buyer hereby employ Title Company to act as escrow agent in connection with this transaction upon the following terms and conditions:

     A. Seller and Buyer will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable it to comply herewith and to enable any title insurance policy provided for herein to be issued.

     B. Title Company is authorized to pay from any funds held by it for Buyer's or Seller's respective credit all amounts necessary to procure the delivery of such documents and to pay, on their behalf, all charges and obligations payable by them respectively. Seller and Buyer will each pay all charges payable by them to Title Company.

     C. Buyer and Seller will indemnify and save harmless Title Company against all costs, damages, attorney's fees, expenses and liabilities, which it may incur or sustain in connection with these instructions or the escrow or any court action arising therefrom and will pay the same upon demand.

     D. Payment of any funds into escrow on or prior to the Closing Date shall be made by wire transfer. Disbursement of any funds from the closing for the benefit of Seller shall be made as directed by Seller. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which deposited that such check or draft has been honored.

     E. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with a Property, concerning the amount of such charge or assessment or the amount secured by such lien without liability or responsibility for the accuracy of such statement.

     F. The employment of Title Company, as escrow agent, shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

11. Conditions of Closing for Buyer. The obligations of Buyer are subject to the fulfillment or waiver of each of the following conditions set forth below:

     A.    Closing Documents.  At or prior to the Closing Date,
Seller shall have executed and delivered Seller's closing documents in accordance with Paragraph 8 of this Agreement.

     B.    Compliance with Commitment.  At the Closing Date,
Seller shall be in compliance with its obligations under the Commitment.

12. Conditions of Closing for Seller. The obligations of Seller are subject to the fulfillment or waiver of each of the following conditions set forth below:

     A.    Closing Documents.  At or prior to the Closing Date,
Buyer shall have executed and delivered Buyer's closing documents in accordance with Paragraph 8 of this Agreement.

     B. Compliance with Commitment. At the Closing Date, Buyer shall be in compliance with its obligations under the Commitment.

13. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

     A. Buyer is duly organized, validly existing and in good standing under the laws of its state of its registration and qualified to do business in the jurisdiction in which the Property is located. All necessary action has been taken to authorize the execution, delivery and performance of this Agreement and of the other documents, instruments and agreements provided for herein.

     B. The person or persons who have executed this Agreement on behalf of Buyer are duly authorized to do so.

14. Representation and Warranties of Seller. Seller represents and warrants to Buyer as follows:

     A. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of formation and qualified to do business in the jurisdiction in which the Property is located. All necessary corporate action has been taken to authorize the execution, delivery and performance of this Agreement and of the other documents, instruments and agreements provided for herein.

     B. The person or persons who have executed this Agreement on behalf of Seller are duly authorized to do so.

     C. The Property and the existing use thereof and the condition thereof will not violate any applicable deed restrictions, zoning or subdivision regulations, urban redevelopment plans, local, state or federal environmental law or regulation or any building or fire code applicable to the Property.

     D. There is no pending or, to Seller's knowledge, threatened litigation or other proceeding affecting the title to or the use or operation of the Property.

     E.    Seller is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and Seller shall certify its taxpayer identification number at Closing.

     F. To the best of Seller's knowledge, there are no federal, state, county or municipal plans to restrict or change access from any highway or road to the Property.

     G. The Property is a separate parcel for real estate tax assessment purposes.

     H. To the best of Seller's knowledge, all of the information furnished to Buyer pursuant to the terms of the Commitment regarding the Property is true, complete and correct.

     All of the representations, warranties and agreements of Seller set forth herein and elsewhere in this Agreement shall be true upon the execution of this Agreement and shall be reaffirmed and repeated in writing at and as of the Closing Date, but not subsequent to the Closing Date, and shall survive the Closing Date.

15. Assignment. Buyer may assign in whole or in part its rights under this Agreement without Seller's prior written consent to an affiliate of Buyer, but Buyer agrees to give Seller notice thereof prior to Closing.

16.  Miscellaneous Provisions.

     A. Notices. All notices, consents, approvals, or other instruments required or permitted to be given by either party shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, return receipt requested, Federal Express, Airborne, Emery, DHL, Express Mail, or by other recognized overnight courier service, postage and other charges prepaid, to the parties at the addresses set forth in the first Paragraph hereof or to such other address as either party may give notice pursuant to this section from time to time. All notices shall be deemed received when delivered to the address specified.

     B. Risk of Loss. Seller shall assume the risk of loss, damage or destruction of the Property or any part thereof prior to the Closing Date. Following the Closing Date, risk of loss shall be determined as provided in the Lease.

     C. Condemnation. In the event of a taking of any part or all of the Property prior to closing, Buyer at its option shall have the right to either (i) receive the proceeds of any condemnation award and proceed to close with respect to the Property or (ii) terminate this Agreement.

     D. Real Estate Commission. Buyer and Seller shall not be obligated to pay any commission or finder's fee to any broker, real estate broker or agent in connection with this transaction. To the extent Seller or Buyer has engaged the services of any such broker, real estate broker or agent, Seller or Buyer, as the case may be, hereby indemnify and agree to hold the other harmless from and against any and all costs, expense, loss, and damage, including but not limited to attorney's fees and court costs, arising or resulting directly or indirectly out of any claim by any broker, real estate broker or agent in connection with this transaction.

     E. Amendment and Waiver. Upon execution by the parties, this Agreement may not be altered or amended. Waiver of any matter by either party shall not be deemed a waiver of the same or any other matter on any future occasion.

     F. Other Documents. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

     G. Attorney's Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees in addition to any other relief to which it may be entitled.

     H.    Entire Agreement.  This Agreement, together with the
Commitment and any other instruments or agreements referred to herein constitute the entire agreement between the parties with respect to the Property.

     I. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                   [Signatures on Next Page]

     IN WITNESS WHEREOF, Seller and Buyer have entered into this Agreement as of the date shown hereinabove.

Signed, sealed and delivered                      "SELLER"
in the presence of:
                                   VICORP  RESTAURANTS,  INC.,  a
                                   Colorado corporation


                                   By: /s/Charles R. Frederickson
                                       --------------------------
Name: /s/ Stanley  Ereckson, Jr.   Name: Charles R. Frederickson
      --------------------------         -----------------------
      Stanley Ereckson, Jr.        As Its: President
                                           ---------

Name: /s/ Gary F. Burke
     ------------------
     Gary F. Burke

STATE OF COLORADO
COUNTY OF  DENVER

       The foregoing instrument was acknowledged before me this 25th day of October, 1999, by Charles R. Frederickson, as
President of VICORP RESTAURANTS, INC., a Colorado corporation, on behalf of the corporation.


                                   /s/ Toni A. Schreivogel
                                   -----------------------
          (NOTARY SEAL)           Notary Public, State of Colorado

                                   Printed Name:Toni A. Schreivogel
                                                -------------------
                                   Notary Commission No. n/a
                                                         ---
                                   My Commission Expires: 8/25/2002
                                                          ---------


                                         "BUYER"

                                 CNL APF PARTNERS, LP, a
                                 Delaware limited partnership

                                 BY:  CNL APF GP Corp., a
                                      Delaware corporation, as general partner


                                        By:/s/ John T. Walker
                                           ------------------
Name: /s/ Lisa M. Fannin                   John T. Walker, as President
     -------------------
     Lisa M. Fannin

Name: /s/ Stephanie J. Newell
     ------------------------
     Stephanie J. Newell

STATE OF FLORIDA
COUNTY OF ORANGE

       The foregoing instrument was acknowledged before me this 25 day of October, 1999, by John T. Walker, as President of CNL APF GP CORP., a Delaware corporation, as General Partner of CNL APF PARTNERS, LP, a Delaware limited partnership, on behalf of the limited partnership.


                                   /s/ Kay Cooksey
                                   ---------------
          (NOTARY SEAL)            Notary Public, State of Florida

                                   Printed Name:
                                   Notary Commission No.
                                   My Commission Expires:

Attachments:
------------
Exhibit "A" - Property Description
Exhibit "B" - Building, Fixtures and Other Improvements


                                        "BUYER"

                                   CNL-BB CORP., a Florida corporation


                                        By:/s/ Robert A. Bourne
                                           --------------------
Name: /s/ Lisa M. Fannin                   Robert A. Bourne, as President
     -------------------
     Lisa M. Fannin

Name: /s/ Bonnie P. Burgess
     ----------------------
     Bonnie P. Burgess

STATE OF FLORIDA
COUNTY OF ___________

       The foregoing instrument was acknowledged before me this _____ day of October, 1999, by Robert A. Bourne, as President of
CNL-BB CORP., a Florida corporation, on behalf of the corporation.


                                   /s/ Stephanie J. Newell
                                   -----------------------
         (NOTARY SEAL)             Notary Public, State of Florida

                                   Printed Name:
                                   Notary Commission No.
                                   My Commission Expires:

Attachments:
------------
Exhibit "A" - Property Description
Exhibit "B" - Building, Fixtures and Other Improvements


                          EXHIBIT "A"
                      Property Description
                      --------------------
Buyer                              Buyer
----------------                   ----------------
CNL APF Partners, L.P.             CNL-BB Corp.
----------------------             ------------

4839 West 111th Street             3000 Oak Grove Road
Alsip, IL 60658                    Downers Grove, IL 60515

4849 West 79th Street              18849 Dixie Highway
Burbank, IL 60459                  Homewood, IL 60430

7105 Cherryvale North Boulevard    942 South LaGrange Road
Cherry Valley, IL 61016            LaGrange, IL 60525

560 Waukegan Road                  1195 South Milwaukee Avenue
Deerfield, IL 60015                Libertyville, IL 60048

3545 Ridge Road                    8584 Dempster Street
Lansing, IL 60438                  Niles, IL 60714

4721 Lincoln Mall Drive            270 East Northwest Highway
Matteson, IL 60443                 Palatine, IL 60067

6431 - 127th Street                200 Skokie Boulevard
Palos Heights, IL 60463            Wilmette, IL 60091

1510 East Main Street
St. Charles, IL 60174

420 East Ogden Avenue
Westmont, IL 60559

7409 South Kingery Highway
Willowbrook, IL 60521

8140 Mississippi Street
Merrillville, IN 46410

12951 Riverdale Crossing
Coon Rapids, MN 55448

1861 Madison Avenue
Mankato, MN 56001

5425 "L" Street
Omaha, NE 68117


                           EXHIBIT "B"

                 Property Not Purchased by Buyer
                 -------------------------------
     All furniture, trade fixtures, equipment, and other personal property, together with replacements thereof from time to time added to the Premises, regardless of the methods in which the trade fixtures and personalty are affixed to the Premises. For the purposes hereon, trade fixtures and equipment shall include all restaurant equipment but shall not include flooring, interior or exterior walls, doors and windows, plumbing, gas, electrical, heating, air conditioning, ventilating, lighting, communication, and other utility systems.